Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(111,604)
Unrealized Gain (Loss) on Market Value of Futures	(841,690)
Dividend Income	232
Interest Income	188
ETF Transaction Fees	700
Total Income (Loss)	$(952,174)

Expenses
General Partner Management Fees	$10,551
Professional Fees	9,610
Brokerage Commissions	314
Prepaid Insurance Expense	272
NYMEX License Fee	211
Non-interested Directors' Fees and Expenses	189
Total Expenses	21,147
Expense Waiver	(8,615)
Net Expenses	$12,532
Net Income (Loss)	$(964,706)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/14	$16,238,271
Additions (150,000 Shares)	2,559,710
Net Income (Loss)	(964,706)

Net Asset Value End of Month	$17,833,275
Net Asset Value Per Share (1,050,000 Shares)	$16.98

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612